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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)      September 18, 1997


                                NATIONAL MEDIA CORPORATION
                      (Exact name of registrant as specified in charter)

   Delaware                           I-6715                   13-2658741
(State or Other Juris-        (Commission File Number)    (IRS Employer Identi-
diction of Incorporation)                                     fication No.)


Eleven Penn Center, Ste. 1100, 1835 Market Street, Philadelphia, PA     19103
(Address of principle executive offices)                              (Zip Code)


Registrant's telephone number, including area code    215-988-4600


                                     N/A
            (Former name or former address, if changed since last report.)

                         ____________________________________


                       Exhibit Index appears on Page 4 hereof.


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Item 5.  Other Events.

    On September 19, 1997, National Media Corporation (the "Company") announced that it had completed a transaction pursuant to which two institutional investors (the "Series C Investors") not formerly associated with the Company purchased $20 million (the "Investment") of the Company's newly-created Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock").

    The Series C Preferred Stock is convertible into the number of shares of the Company's common stock, par value $.01 per share ("Common Stock") as is determined by dividing (i) the aggregate stated value of the shares of Series C Preferred Stock being converted (plus a 6% per annum premium accrued as of the date of conversion) by (ii) (x) if the conversion occurs on or before March 17, 1998, a conversion price equal to $6.06 per share (subject to adjustments in accordance with the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock), or (y) in the case of conversions after March 18, 1998, a conversion price equal to the lower of $6.06 per share and the lowest daily volume weighted average sale price (as determined in accordance with the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock) during a specified trading period immediately prior to such conversion (subject to adjustment in accordance with the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock). In connection with the issuance of the Series C Preferred Stock, the Company issued warrants to purchase an aggregate of 989,413 shares of Common Stock to the Series C Investors.
    Such warrants are exercisable until September 17, 2002 at an exercise price of $6.82 per share of Common Stock (subject to adjustment in certain circumstances).

    The Company also announced that it has reached an agreement with its principal lender for the extension (the "Extension") of its principal credit facility through December 1998.

    Copies of the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock, the form of Warrant, the Registration Rights Agreement and the Securities Purchase Agreement executed in connection with the Investment are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference. A copy of the press release announcing the Investment and the Extension is attached hereto as Exhibit 99 and is incorporated herein by reference.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             NATIONAL MEDIA CORPORATION
                             (Registrant)


Date: September 24, 1997             By: /s/ Brian J. Sisko
                                        -------------------------------------
                                   Name:    Brian J. Sisko
                                  Title:    Senior Vice President and General
                                            Counsel

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                                    EXHIBIT INDEX

No.

4.1 Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock.

4.2 Form of Warrant issued in connection with the Series C Convertible Preferred Stock.

4.3 Form of Registration Rights Agreement by and among the Company and the Series C Investors.

4.4 Securities Purchase Agreement, dated September 4, 1997, among the Company and the Series C Investors.

99  Press Release, dated September 19, 1997.





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